Exhibit 99.1

Press Release

Exar Corporation Announces Ryan A. Benton’s Appointment as New CEO

 Keith Tainsky Promoted to CFO

Fremont, CA – May 31, 2016 - Exar Corporation (NYSE: EXAR) a leading supplier of analog mixed-signal semiconductor components and system solutions serving the industrial, high-end consumer and infrastructure markets, today announced that its Board of Directors has appointed Ryan A. Benton as Chief Executive Officer, and a member of the Board of Directors, effective immediately. Mr. Benton will replace Richard L. Leza, Interim President and Chief Executive Officer.

Simultaneously, the Board of Directors also announced that Mr. Keith Tainsky, Sr. Director of Finance, will immediately assume the position of Chief Financial Officer, and Mr. Leza, Chairman of the Board of Directors, will assume the role of Executive Chairman and Technology Advisor of Exar. In his new role, Mr. Leza will devote more time to the Company and work with Mr. Benton and the Company’s executive management team in shaping strategy, technology and product direction.

Mr. Leza stated, “As a result of the semiconductor industry’s on-going consolidation, there were a number of very strong external candidates interested in Exar’s CEO position. We were seeking someone who had the talent and leadership to seamlessly carry forward our newly established vision and long-term strategy, without disrupting our hard-fought momentum. We’ve accomplished a great deal in a short amount of time, due in large part to the very capable team already in place. We are committed to staying the course and focusing on our core technologies. Ryan has been a critical player in developing and executing on the current strategy and I have every confidence that he and his team are the right mix to drive cost reductions and profitable growth, while delivering improved shareholder value. Ryan is clearly the best person to lead Exar, and he has the unanimous support of our Board.”

Mr. James Lougheed, Senior Vice President World-wide Sales and Marketing, stated, “Ryan is the right person to lead us through our next phase of growth. Ryan has proven his leadership excellence with strong business acumen, long-term vision, and the ability to bring people together under a culture of winning. Ryan has been tremendously supportive of the efforts to transform Exar’s Sales & Marketing functions, and his vision for improving Exar’s profitability is becoming a reality. I look forward to continuing our work together with Ryan, Keith, Richard and the entire Exar team to deliver the next chapter of expanded product innovation and success.”

Mr. Benton joined Exar in December 2012 as Senior Vice President and Chief Financial Officer. Mr. Benton added, “I appreciate the opportunity the Board of Directors has given me, which is a vote of confidence for the entire Exar team and clear recognition of the success we are starting to realize. I’ve worked closely with Richard and I am pleased that his role as Executive Chairman will enable the Company to benefit from his continued leadership. Richard and I will continue to work closely together to finish what we have started. Richard, James and many others have worked hard to narrow the Company’s focus to leverage our core analog strengths, improve execution, and put Exar on a path for sustainable, profitable growth. I look forward to the challenge of leading this team and to continuing to execute on our overall growth objectives.” Mr. Benton continued, “I am thrilled with the opportunities in front of Exar. Industry consolidation has created a unique window for Exar to leverage our broad product and IP portfolio to fulfill unmet customer and market needs. I am confident that if we continue to focus on our core competencies, improve execution, and bring better advanced products to our customers quickly and more competitively, this will lead us toward our fundamental goal of increasing shareholder value.”

Mr. Benton has over 25 years of finance, business, and operational experience, 16 of which have been in senior management positions. Mr. Benton’s experience includes a range of leadership positions at companies including, ASMI International NV, eFunds, SoloPower, and Synapsense. Mr. Benton started his career at Arthur Andersen & Co. after receiving his B.A. from the University of Texas. Mr. Benton currently serves on the Board of Directors of Pivotal Systems, Inc., which provides best-in-class monitoring and process control technology for the semiconductor manufacturing industry.

Mr. Tainsky has been with Exar for over one year as Sr. Director of Finance, where he has been instrumental in driving the Company’s cost down initiatives. Mr. Tainsky brings with him over 25 years of experience in finance, operations, and management consulting. His experience includes 15 years in the semiconductor industry, most recently as Director of Finance for Amkor, one of the world’s largest providers of contract semiconductor assembly and test services.

Conference Call

Exar will hold a conference call for financial analysts and investors on Friday June 3, 2016 at 1:00 p.m. EDT (10:00 a.m. PDT). To access the conference call, please dial (918) 534-8424 or (844) 359-0802. The passcode for the live call is 22848294. In addition, a live webcast will be available on Exar's Investor webpage. An archive of the conference call webcast will be available on Exar's Investor webpage after the call’s conclusion.

About Exar

Exar Corporation designs, develops and markets high performance integrated circuits and system solutions for the industrial, high-end consumer and infrastructure markets. Exar’s broad product portfolio includes analog, display, LED lighting, mixed-signal, power management, connectivity, data management and video processing solutions. Exar has locations worldwide providing real-time customer support.

For more information, visit http://www.exar.com.

Forward-Looking Statements:

This press release contains forward-looking statements based on current expectations of Exar Corporation. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. In particular, the statements regarding confidence that Ryan Benton and his team are the right mix to drive cost reductions and profitable growth, while delivering improved shareholder value, and the unique window for a company such as Exar to leverage its broad product and IP portfolio to fulfill unmet customer and market needs, are forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements are subject to certain risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed herein. For a discussion of these risks and uncertainties, the Company urges investors to review in detail the risks and uncertainties and other factors described in its Securities and Exchange Commission (SEC) filings, including, but not limited to, the “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Exar’s public reports filed with the SEC, including its periodic reports on Form 10-K and Form 10-Q, which are on file with the SEC and available on Exar’s Investor webpage and on the SEC website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and Exar undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Investor Relations Contacts:	Press Contacts:
Keith Tainsky, CFO	Andrea Vedanayagam
Phone: (510) 668-7201	Veda Communications
Email: investorrelations@exar.com	510-668-7186
press@exar.com
Laura Guerrant-Oiye, Investor Relations
Guerrant Associates	Bob Jones/Derek Rye
Phone: (510) 668-7201	North America: 408-786-5151
Email: laura.guerrant@exar.com	Europe: +44 1225 470000
exar@publitek.com

###